EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated May 12, 2025 relating to the financial statements of Alliance Drilling Tools, LLC, as of and for the years ended December 31, 2024 and 2023, appearing in this Current Report on Form 8-K/A.

/s/ Boulay PLLP

Minneapolis, Minnesota
May 12, 2025